UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Neothetics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 20, 2017

The Annual Meeting of Stockholders of Neothetics, Inc. (the “Company”) will be held on June 20, 2017, at 8:30 a.m. local time at DLA Piper LLP, located at 4365 Executive Drive, Suite 1100, San Diego, California 92121 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect Kim P. Kamdar, Ph.D. as Class III director to hold office for a term of three years.
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.
3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on April 24, 2017 will be entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS:

San Diego, California

April 28, 2017

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE” ) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?” IN THIS PROXY STATEMENT, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

Neothetics, Inc.

9171 Towne Centre Drive, Suite 250

San Diego, CA 92122

(858) 750-1008

PROXY STATEMENT

********************************

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 20, 2017

This Proxy Statement is available at www.pstvote.com/neothetics2017.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2017

GENERAL

Neothetics, Inc. (the “Company”) has made these proxy materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on June 20, 2017, at 8:30 a.m. local time at DLA Piper LLP, located at 4365 Executive Drive, Suite 1100, San Diego, California 92121, and at any adjournments or postponements thereof (the “Annual Meeting”). These materials were made available to stockholders on or about April 28, 2017.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

The Annual Meeting will be held for the following purposes: (i) to elect Kim P. Kamdar, Ph.D. as Class III director to hold office for a term of three years; (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and (iii) to transact such other business that may properly come before the Annual Meeting.

2.	How do I attend the Annual Meeting?

The meeting will be held on June 20, 2017 at 8:30 a.m. local time, at DLA Piper LLP, located at 4365 Executive Drive, Suite 1100, San Diego, California 92121. Information on how to vote in person at the Annual Meeting is discussed below.

3.	Who is soliciting the proxies?

The proxies for the Annual Meeting are being solicited by the Board.

4.	Why did I receive a notice in the mail regarding the internet availability of proxy materials (the “Notice”) instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing the proxy materials to our stockholders over the internet, which include this Proxy Statement and the accompanying Notice, proxy card and the Company’s Annual Report. The Annual Report is not incorporated into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials. Because you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you have previously made a permanent election to receive these materials in paper copy. The Notice, which was mailed to most of our stockholders, instructs you how to access and review all of the proxy materials on the internet. The Notice also instructs you how to submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

5.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to view our proxy materials for the Annual Meeting on the internet. From our internet site you can instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

6.	Who is entitled to vote?

Only record holders of outstanding shares of the Company’s common stock at the close of business on April 24, 2017 are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on April 24, 2017, there were 13,831,747 outstanding shares of common stock. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 calendar days prior to the Annual Meeting at 9171 Towne Centre Drive, Suite 250, San Diego, California 92122, Monday through Friday between the hours of 9 a.m. and 4 p.m. Pacific time.

7.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

8.	How do I vote?

If you have shares for which you are the stockholder of record, you may vote those shares by proxy. You may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail or telephone pursuant to instructions provided on the proxy card. Additionally, shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If you are the beneficial owner of shares held in “street name,” you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by telephone or mail by following the voting instruction card provided to you by your broker or other nominee. If you do not give instructions to your broker, your shares may constitute “broker non-votes.” Under the rules that govern brokers who are voting shares held in street name, a broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of Ernst & Young LLP as our independent auditors (Proposal 2), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters, such as the election of our director (Proposal 1).

If your shares are held in street name, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or nominee that holds the shares giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we will give you a ballot when you arrive; provided, however, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

9.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by: (a) delivering a proxy revocation or another duly executed proxy bearing a later date to our Corporate Secretary at 9171 Towne Centre Drive, Suite 250, San Diego, CA 92122; (b) voting again by telephone or over the internet at a later time; or (c) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker or other nominee in accordance with the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

10.	How are the votes counted and what vote is needed to approve each of the proposals?

Proposal 1 — Election of Director

In the director election, the director is elected by a plurality of the votes, which means that the director nominee receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will not be counted as votes cast, and, therefore, will have no effect on the election of director.

Proposal 2 —Ratification of Appointment of Ernst & Young LLP

The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on the proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

11.	How does the Board recommend that I vote?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE:

•	FOR THE PROPOSED NOMINEE FOR ELECTION TO THE BOARD; AND
•	FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.
12.	How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Both broker non-votes (discussed in Question 8) and stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

13.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders. Although the Company has not yet done so, it may retain a firm to assist in the solicitation of proxies in connection with the Annual Meeting. The Company would pay such firm, if any, customary fees, expected to be no more than $10,000 plus related expenses.

14.	Could other matters be presented for a vote at the Annual Meeting?

The Company is not aware, as of the date hereof, of any matters to be presented for a vote at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named as proxy holders (Susan A. Knudson) will have the discretionary authority to vote the shares represented by the proxy card on those matters. If for any reason the nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

15.	Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting and will publish the final results in a current report on Form 8-K, which we expect to file with the SEC within four business days of the Annual Meeting. If the final voting results are unavailable in time to file a current report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, we will file an additional current report on Form 8-K with the SEC to disclose the final voting results.

16.	How do I make a stockholder proposal or nominate an individual to serve as a director for next year’s annual meeting of stockholders?

The Company’s bylaws (“Bylaws”) state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. The Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to our Corporate Secretary at the Company’s principal executive offices not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day, prior to the anniversary of the previous year’s annual meeting of stockholders. However, the Bylaws also provide that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the preceding year’s annual meeting, notice must be received no earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one-hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders from our Corporate Secretary upon written request.

Stockholders interested in submitting a proposal for consideration at our 2018 Annual Meeting must do so by sending such proposal to our Corporate Secretary at 9171 Towne Centre Drive, Suite 250, San Diego, CA 92122, Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2018 Annual Meeting is December 29, 2017. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2018 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before December 29, 2017, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the applicable requirements of our Bylaws. Any stockholder proposal received after December 29, 2017 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must submit the proposal in writing to our Corporate Secretary no earlier than February 20, 2018 and no later than March 22, 2018, in accordance with the specific procedural requirements contained in our Bylaws. If you would like a copy of these procedures, please contact our Corporate Secretary as provided above, or access our Bylaws on our web site at www.neothetics.com. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of the matter at our 2018 Annual Meeting.

BOARD OF DIRECTORS INFORMATION

Our Board currently consists of four members with no vacancy. Vacancies on the Board may be filled by the Nominating and Corporate Governance Committee of the Board, who may seek out potential candidates that meet the criteria for selection as a Board nominee and have the specific qualities or skills being sought, and one or more of such candidates may be appointed as directors as appropriate and in accordance with the Company’s organizational documents. Our Board is divided into three classes each serving staggered three-year terms until their respective successors are duly elected and qualified:

•	Our Class I directors are Jeffrey M. Nugent and Maxim Gorbachev and their terms expire at the annual meeting of stockholders in 2018;
•	Our Class II director is Martha J. Demski and her term expires at the annual meeting of stockholders in 2019; and
•	Our Class III director is Kim P. Kamdar, Ph.D. and her term expires at the annual meeting of our stockholders in 2017.

Kim P. Kamdar Ph.D. is being nominated for re-election as a director at this year’s Annual Meeting.  Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the director nominee receiving the highest number of “FOR” votes will be elected as a Class II director. The nominee has indicated her willingness to serve if elected, but if she should be unable to serve or for good cause will not serve, the shares represented by proxies may be voted for a substitute as the Board may designate, unless a contrary instruction is indicated in the proxy.

The following sets forth information regarding members of our Board, including the director nominee for election at the Annual Meeting, related to their business experience and service on other boards of directors. In addition, we discuss below the qualifications, attributes and skills that led our Board to conclude that each of our directors should serve as a director. While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. As set forth in our corporate governance guidelines, these criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and the ability to represent the best interests of our stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability to commit sufficient time and attention to the activities of the Board of Directors, as well as the absence of any potential conflicts with our interests. The Nominating and Corporate Governance Committee does not intend to assign specific weights to particular criteria and no particular criterion is necessarily applicable to the prospective nominee. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

The following sets forth information as of the date of this proxy statement for each nominee and director whose term of office continues after the annual meeting.

Name	Age	Position(s)
Jeffrey M. Nugent	70	Director
Maxim Gorbachev	41	Director
Martha J. Demski	64	Director
Kim P. Kamdar, Ph.D.	49	Director

We believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to their profession and community. We also believe that our directors’ diversity of backgrounds and experiences results in different perspectives, ideas and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Nominee for Election as Class III Director for a term expiring at the Company’s 2017 Annual Meeting of Stockholders

Kim P. Kamdar, Ph.D. Dr. Kamdar, age 49, has served as a member of our Board of Directors since April 2011. Dr. Kamdar is a managing member of Domain Associates, LLC, a life sciences venture capital firm, which she joined in 2005. Prior to joining Domain, Dr. Kamdar served as a Kauffman Fellow with MPM Capital. Prior to joining MPM Capital, she was a research director at Novartis, where she built and led a research team that focused on the biology, genetics and genomics of model organisms to uncover small molecules that modulated signaling pathway networks. Dr. Kamdar is a founder of Aryzun Pharmaceuticals, a biotech company utilizing protein-protein interaction mapping for small molecule discovery with an initial focus on anti-infectives and oncology. Dr. Kamdar currently serves on the Board of Directors of several private and public companies, including Epic Sciences, Inc., Obalon Therapeutics, Omniome, Inc., ROX Medical, SalveoDx, Sera Prognostics, Singular Genomics, Syndax Pharmaceuticals and Tragara Pharmaceuticals. Dr. Kamdar received her B.A. in genetics and cell biology from Northwestern University and her Ph.D. in biochemistry and genetics from Emory University. We believe Dr. Kamdar is qualified to serve on our Board of Directors based on her extensive experience working and serving on the boards of directors of life sciences companies and her experience working in the venture capital industry.

Class I Directors Continuing in Office until the Company’s 2018 Annual Meeting of Stockholders

Jeffrey M. Nugent. Mr. Nugent, age 70, has served as a director of the Company since September 2015. Since November 2015, Mr. Nugent has served as Chairman and Chief Executive Officer of Sientra. Mr. Nugent had served as a director to Sientra since July 2014. Mr. Nugent's prior experiences include serving as CEO and Worldwide President of Neutrogena from 1995 to 1999. Following Neutrogena, he became President and CEO of Revlon from 1999 to 2002. Prior to joining Revlon, Mr. Nugent was Founder, President and CEO of Precision Dermatology, a multi - channel dermatology and skin care company he established in 2010 and was acquired by Valeant Pharmaceuticals in 2013. Mr. Nugent most recently served as President, CEO and member of the Board of Directors of Biolase (Nasdaq) between 2014 and 2015. Mr. Nugent holds an MBA in Finance and Marketing from Loyola University of Chicago and BS in Mathematics from St. Joseph's College. We believe that Mr. Nugent’s valuable business and management experience as the Chief Executive Officer and director of several companies in the medical device and aesthetics industries qualifies him to serve on our Board of Directors.

Maxim Gorbachev. Mr. Gorbachev, age 41, has served as a member of our Board of Directors since July 2014. Mr. Gorbachev is a partner at RMI Partners, LLC, or RMI Partners, the management company of RusnanoMedInvest, LLC, or RMI LLC, a Russian-based life sciences venture capital firm, founded by RUSNANO State Corporation, which he joined in March 2013. Prior to joining RMI Partners, from September 2012 to March 2013, Mr. Gorbachev served as Associate Director, Business Planning at JSC Sukhoi Civil Aircraft, an aerospace company. Prior to joining JSC Sukhoi Civil Aircraft, from March 2012 to September 2012, Mr. Gorbachev acted as a consultant to various companies. From July 2009 to February 2012, Mr. Gorbachev served as Director of Finance and Administration at UCB Pharma LLC, a pharmaceuticals company. Prior to joining UCB Pharma, Mr. Gorbachev served as Investment Manager at Sminex, a Moscow-based private equity fund. Mr. Gorbachev currently serves on the boards of several of RMI LLC’s portfolio companies, including Miramar Labs, Atlas Genetics and Celtaxsys. Mr. Gorbachev earned a M.S. in applied mathematics from Lomonosov Moscow State University, a M.S. in Financial Management from Financial University under the Government of the Russian Federation and an M.B.A. from Vlerick Business School. We believe Mr. Gorbachev’s extensive experience in a wide range of industries, strong healthcare exposure as a partner of a leading Russian life sciences venture capital firm, as well as his service on the Board of Directors for a number of healthcare companies, qualifies him to serve on our Board of Directors.

Class II Director Continuing in Office until the Company’s 2019 Annual Meeting of Stockholders

Martha J. Demski. Ms. Demski, age 64, has served as a member of our Board of Directors since July 2014. Since August 2011, Ms. Demski has served as Senior Vice President and Chief Financial Officer of Ajinomoto Althea, Inc. (formerly Althea Technologies, Inc.), a fully-integrated contract development and manufacturing organization.  From July 2008 to December 2010, Ms. Demski served as the Interim Chief Operating Officer and Chief Financial Officer of the Sidney Kimmel Cancer Center, or SKCC, a non-profit corporation that was engaged in biomedical research which voluntarily filed for Chapter 11 bankruptcy in 2009. Ms. Demski currently serves on the Board of Directors and chairs the audit committee of Adamas Pharmaceuticals, Inc., a publicly traded biotech company.  Ms. Demski also serves as a member of the board, chair of the audit committee and member of the nominating and governance committee of Chimerix, Inc., a publicly traded biotech company.  Additionally, Ms. Demski previously served as Vice President and Chief Financial Officer of Vical Incorporated, a biopharmaceutical company, and has over 13 years of banking experience with Bank of America and U.S. Trust. She is a National Association of Corporate Directors Board Governance Fellow. Ms. Demski earned a B.A. from Michigan State University and M.B.A. from The University of Chicago Booth School of Business with concentrations in accounting and finance. We believe that Ms. Demski’s more than 30 years’ experience in the fields of finance and biotechnology as well as her experience in conducting financing transactions qualifies her to serve on our Board of Directors.

Committees of the Board of Directors

Directors are expected to attend meetings of the Board and any Board committees on which they serve. The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees has the responsibilities described in the committee charters which are available on our website at www.neothetics.com. Our Board may also establish other committees from time to time to assist in the discharge of its responsibilities. For example, our Board has currently established an Operating Committee to assist with many of the responsibilities arising in the day-to-day operations of the Company that normally would be managed by the Company’s Chief Executive Officer and President, which position is currently vacant at the Company.  The Operating Committee currently is comprised of Martha J. Demski, Kim P. Kamdar, Ph.D. and Jeffrey M. Nugent, and the Board expects the Operating Committee to remain in place until the Board appoints a new Chief Executive Officer and President of the Company.

Audit Committee.    Our audit committee oversees our corporate accounting and financial reporting process. The responsibilities of this committee include, among other things:

•	engaging our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•	monitoring the objectivity and independence of our independent registered public accounting firm and the individuals assigned to the engagement team as required by law;
•	reviewing our annual and quarterly financial statements and reports and discussing the financial statements and reports with our independent auditors and management;
•

reviewing with our independent registered public accounting firm and management any significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy, and effectiveness of our internal controls and disclosure controls and procedures;

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding internal controls, accounting, or auditing matters;
•	establishing procedures for the confidential, anonymous submissions by employees regarding accounting, internal controls, or accounting matters; and
•	reviewing and, if appropriate, approving proposed related party transactions.

Both our independent registered public accounting firm and management periodically meet separately with our audit committee.

The current members of our audit committee are Martha J. Demski, Kim P. Kamdar, Ph.D. and Jeffrey M. Nugent. Ms. Demski serves as Chairperson of the committee. Our Board of Directors has determined that all of the members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Martha J. Demski is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Our Board of Directors has determined that all of the members of our audit committee are independent directors as defined under the applicable rules and regulations of the SEC and NASDAQ. The Audit Committee met four times in 2016, including telephonic meetings.

Compensation Committee.    Our Compensation Committee adopts and administers the compensation policies, plans, and benefit programs for our executive officers and all other members of our executive team. The responsibilities of this committee include, among other things:

•

determining the compensation and other terms of employment of our executive officers and senior management, including our Chief Executive Officer, and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to members of our Board of Directors;
•

evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans, and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering the issuance of stock options and other equity incentive arrangements under our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements; and
•

reviewing and approving the terms of employment agreements, severance arrangements, change-in-control protections, and any other compensatory arrangements for our executive officers and senior management.

We expect that our Compensation Committee will meet at least twice annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. Based on the current Chief Executive Officer vacancy, the Compensation Committee works with the Operating Committee and management of the Company in setting the agenda for each meeting. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to take any actions it considers appropriate to fulfill its duties and responsibilities, including, without limitation, the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the performance of its functions, including, without limitation, sole authority to retain and terminate one or more compensation consulting firms, and to approve the fees and other retention terms for any such firm that is retained by it.  Any compensation consultant retained by the Committee to assist with its responsibilities relating to executive compensation shall not be retained by the Company for any compensation or other human resource matters. The Company shall provide appropriate funding, as determined by the Compensation Committee, for payment of compensation to any advisors employed by the Compensation Committee, as well as funding for the payment of ordinary administrative expenses of the Compensation Committee that are necessary or appropriate in carrying out its duties.  Prior to selecting, or receiving advice from, any counsel, expert or advisor, the Compensation Committee shall consider the independence of such advisor based on the SEC and NASDAQ  independence factors; provided, however, that the Compensation Committee shall not be prohibited from obtaining advice from advisors that it determines are not independent.

Our Compensation Committee reviews and evaluates potential risks related to our compensation policies and practices for employees and has determined that we have no compensation risks that are reasonably likely to have a material adverse effect on our company. We structure our compensation to address company-wide risk. This is accomplished in part by tying compensation to corporate goals and individual performance goals. These goals can be adjusted annually to address risks identified in the annual risk assessment. We also use a mix of different compensation elements to balance short-term awards versus long-term awards to align compensation with our business strategy and stockholders’ interests. We believe the combination of base salary, performance-based cash awards, and share-based incentive awards with multi-year vesting periods is balanced and serves to motivate our employees to accomplish our business plan without creating risks that are reasonably likely to have a material adverse effect on our company.

In 2015, the Company initially engaged Compensia Inc., or Compensia, as a compensation consultant.  In 2016, the Company re-engaged Compensia to provide an annual assessment of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies. As part of its engagement, Compensia was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed, and is continuing to develop, recommendations for the Compensation Committee’s consideration on an annual basis.

It is expected that the Compensation Committee will consider most of the significant adjustments to annual compensation, target bonuses and equity awards and establish new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at periodic meetings throughout the year on an as-needed basis. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer or Operating Committee, as applicable. In the case of the Chief Executive Officer, once a new Chief Executive Officer has been elected, the evaluation of their performance is conducted by the Compensation Committee, which recommends any adjustments to compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant. Modifications to executive compensation must be approved by the full Board of Directors prior to implementation.

The current members of our Compensation Committee are Jeffrey M. Nugent, Martha J. Demski and Maxim Gorbachev. Mr. Nugent serves as the Chair of the committee. Our Board of Directors has determined that all of the members of our Compensation Committee are independent directors under the applicable rules and regulations of the SEC and NASDAQ.  The Compensation Committee met two times during fiscal year 2016, including telephonic meetings.

Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our Board of Directors, identification, evaluation and nomination of director candidates, and the structure and composition of committees of our Board of Directors.

The responsibilities of this committee include, among other things:

•	developing and maintaining a current list of the functional needs and qualifications of members of our Board of Directors;
•	evaluating director performance on the board and applicable committees of the Board of Directors and determining whether continued service on our Board of Directors is appropriate;
•	interviewing, evaluating, nominating, and recommending individuals for membership on our Board of Directors;
•	evaluating stockholder nominations of candidates for election to our Board of Directors;
•	developing, reviewing and amending a set of corporate governance policies and principles, including a code of ethics;
•	considering questions of possible conflicts of interest of directors as such questions arise; and
•

recommending to our Board of Directors the establishment of such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business, or other matters that may arise.

The current members of our Nominating and Corporate Governance Committee are Kim P. Kamdar, Ph.D., Maxim Gorbachev, and Martha J. Demski. Dr. Kamdar serves as the Chairman of the committee. Our Board of Directors has determined that all of the members of our Nominating and Corporate Governance Committee are independent directors under the applicable rules and regulations of NASDAQ.  The Nominating and Corporate Governance Committee met once during the fiscal year 2016.

There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was, or is, to be selected as an officer or director.

Membership of Committees	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Dr. Kamdar*	X	—	Chair
Mr. Gorbachev*	—	X	X
Ms. Demski*	Chair	X	X
Mr. Nugent*	X	Chair	—

*	Independent director under NASDAQ and SEC rules.

CORPORATE GOVERNANCE

During fiscal year 2016, the Board met ten times, including telephonic meetings and all incumbent directors attended at least 75% or more of the aggregate of the meetings of the Board and of the Board committees on which they served, held during the period for which they were directors or committee members.

Director Independence

Our Board of Directors has undertaken a review of the composition of our Board of Directors and each of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that Ms. Demski, Dr. Kamdar and Messrs. Gorbachev and Nugent, representing our four directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of NASDAQ. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

The position of Chairman of our Board of Directors is currently vacant and many of such roles and responsibilities are managed by the Operating Committee and our Lead Independent Director. Our amended and restated bylaws and Corporate Governance Principles provide our Board of Directors with flexibility to appoint a Chairman of the Board and, moreover, to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. When the Chairman also serves as the Company's Chief Executive Officer, or when the Chair is not independent, the Board, by majority vote of the independent directors, will designate an independent director to serve as the "Lead Independent Director." Kim P. Kamdar, Ph.D. currently serves as Lead Independent Director. All of our directors are encouraged to make suggestions for board agenda items or pre-meeting materials. Our Lead Independent Director assumes many functions traditionally within the purview of a Chairman of the Board. Under our Corporate Governance Principles, our Lead Independent Director must be independent.

The specific responsibilities of the Lead Independent Director (if so designated) are as follows:

•	Act as a principal liaison between the independent directors, any committees of the Board, as applicable, and the Chairman (if so designated or if applicable) on sensitive issues;
•	Develop the agenda for and moderate executive sessions of the Board's independent directors;
•	Provide feedback to committees of the Board, as applicable, and the Chairman (if so designated) regarding matters discussed in executive sessions of the independent directors;
•	Work in collaboration with committees of the Board, as applicable, and the Chairman in developing the agendas for Board meetings;
•

Consult with the committees of the Board, as applicable, and Chairman (if so designated) as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Company operations;

•

Consult with the committees of the Board, as applicable, and Chairman (if so designated) as to the quality, quantity, and timeliness of the flow of information from Company management that is necessary for the independent directors to effectively and responsibly perform their duties;

•	Preside at any meeting of the Board at which the Chairman is not designated or if designated, not present;
•

Work in collaboration with the Nominating and Corporate Governance Committee, other committees of the Board, as applicable, and the Chairman (if so designated) with respect to the implementation and periodic review and, as appropriate, alteration of the Company's Corporate Governance Guidelines;

•	Develop a Board plan with regard to potential crisis management issues;
•	Assist in the development of the Board's competency around dealing with crisis management issues;
•

Work with the Nominating and Corporate Governance Committee Chair, at its request, to regularly seek feedback and evaluate the Board's interest in modifying its existing procedures for evaluating Board performance including conducting peer to peer Board evaluations;

•	Work with the Nominating and Corporate Governance Committee Chair to recommend, clarify or enhance Board educational programs, needs, and requirements;

•	Work with committees of the Board, as applicable, Chairman (if so designated) and Board Secretary to enhance the productivity and efficiency of Board meetings;
•	On a case-by-case basis, address sensitive/dysfunctional issues related to the Board and help facilitate a path to resolution; and
•	Work with Board Secretary to incorporate new technology software and hardware to enhance the overall productivity and efficiency of Board meetings.

Our Board of Directors has concluded that our current leadership structure is appropriate at this time. However, the Board of Directors periodically reviews our leadership structure and may make such changes in the future as it deems appropriate.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Corporate Governance Guidelines

Our corporate governance guidelines are designed to ensure effective corporate governance of the Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its committees. Our corporate governance guidelines will be reviewed regularly by the Nominating and Corporate Governance Committee and revised when appropriate. The full text of our corporate governance guidelines is accessible to the public at www.neothetics.com. A printed copy may also be obtained by any stockholder upon request.

Code of Business Conduct and Ethics

Our Board adopted a code of business conduct and ethics to ensure that our business is conducted in a consistently legal and ethical manner. The code of business conduct and ethics establishes policies pertaining to, among other things, employee conduct in the workplace, securities trading, confidentiality, conflicts of interest, reporting violations and compliance procedures. All of our employees, including our executive officers, as well as members of our Board, are required to comply with our code of business conduct and ethics. The full text of our code of business conduct and ethics is accessible to the public at www.neothetics.com. A printed copy may also be obtained by any stockholder upon request. Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by our Board after receiving a recommendation from our Audit Committee. We will disclose future amendments or waivers to our code of business conduct and ethics on our website, www.neothetics.com, within four business days following the date of the amendment or waiver.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Nominating and Corporate Governance Committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1% of our common stock for over one year and who satisfies the notice, information and consent provisions set forth in our Bylaws and corporate governance guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Neothetics, Inc., 9171 Towne Centre Drive, Suite 250, San Diego, CA 92122. For more information about the specific requirements relating to stockholder proposals, see “How do I make a stockholder proposal or nominate an individual to serve as a director for next year’s annual meeting of stockholders?” above. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

Identification and Evaluation of Nominees for Directors

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate, or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates.

Annual Meeting of Stockholders

We have a policy of encouraging all of our directors to attend each annual meeting of stockholders.

Role of Board in Risk Oversight Process

Our Board of Directors’ role in risk oversight includes receiving reports from members of management regarding material risks faced by us and applicable mitigation strategies and activities, at least on a quarterly basis. The reports cover the critical areas of operations, sales and marketing, technology, and legal and financial affairs. Our Board of Directors and its committees consider these reports, discuss matters with management and identify and evaluate strategic or operational risks, and determine appropriate initiatives to address those risks.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Any stockholder who desires to contact any member of the Board or management can write to:

Neothetics, Inc.

Attn: Investor Relations

9171 Towne Centre Drive, Suite 250

San Diego, CA 92122

or send an e-mail to ir@neothetics.com

Your letter should indicate that you are a stockholder of the Company. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee. For all other matters, our investor relations personnel will, depending on the subject matter:

•	forward the communication to the director or directors to whom it is addressed;
•	forward the communication to the appropriate management personnel;
•	attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock related matter; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of April 21, 2017 (or such other date as provided below) based on information available to us and filings with the SEC by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) our Former President and Chief Executive Officer, Chief Financial Officer, and each other named executive officer, and (d) all of our directors and executive officers as a group. Each stockholder’s percentage ownership is based on 13,831,747 shares of our common stock outstanding as of April 21, 2017. The information in this table is based solely on statements in filings with the SEC or other reliable information.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned
	Number(2)	Percentage
5% or Greater Stockholders
Entities affiliated with Domain Partners(3) One Palmer Square Princeton, NJ 08542	3,143,602	22.73%

Entities affiliated with Craig Drill Capital (4) 724 Fifth Avenue 9th Floor New York, NY 10019	2,726,000	19.71%

RMI Investments S.à.r.l.(5) 7, rue Robert Stümper L-2557 Luxembourg	1,585,549	11.49	6%

Ervington Investments Limited (6) Chrysanthou Mylona, 3030 Limassol Cyprus	1,349,740	9.78%
Directors and Named Executive Officers
Kim P. Kamdar, Ph.D.(3)	3,233,425	23.38%
Maxim Gorbachev(4)	1,634,389	11.82%
Martha J. Demski(7)	73,430	*
Jeffrey M. Nugent(8)	47,219	*
George W. Mahaffey(9)	—	*
Susan A. Knudson(10)	279,554	2.02%
Kenneth W. Locke(11)	—	*
All directors and executive officers as a group (6 persons)(12)	5,422,515	39.20%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Neothetics, Inc., 9171 Towne Centre Drive, Suite 250, San Diego, CA 92122.
(2)

Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying stock options held by that individual or entity that are either currently exercisable or exercisable within 60 days from April 21, 2017 are deemed outstanding. Our standard form of award agreement under our Amended and Restated 2007 Stock Plan, or the 2007 Plan, provides that the participants may exercise all vested and unvested options. Therefore, we have included the entire amount of shares underlying each of the options held by our directors and named executive officers in the table. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(3)

Consists of (1) 3,091,643 shares of common stock owned by Domain Partners VII, L.P., (2) 48,025 shares of common stock owned by DP VII Associates, L.P, (3) 3,934 shares of common stock owned by Domain Associate, LLC and options to purchase (4) 89,823 shares currently exercisable or exercisable within 60 days of April 21, 2017. One Palmer Square Associates VII, LLC, or One Palmer Square, is the general partner of Domain Partners VII and DP VII Associates. The managing members of One Palmer Square are James Blair, Jesse Treu, Brian Dovey and Nicole Vitullo. Each of James Blair, Jesse Treu, Brian Dovey and Nicole Vitullo share voting and investment power with respect to the securities held by Domain Partners VII and DP VII Associates. The managing members of Domain Associates are James Blair, Jesse Treu, Brian Dovey, Nicole Vitullo, Brian Halak and Kim P. Kamdar. Each of James Blair, Jesse Treu, Brian Dovey, Nicole Vitullo, Brian Halak and Kim P. Kamdar share voting and investment power with respect to the securities held by Domain Associates. Each of James Blair, Jesse Treu, Brian Dovey and Nicole Vitullo disclaims beneficial ownership of the securities held by Domain Partners VI and DP VI Associates except to the extent of his or her pecuniary interest therein, if any. Each of James Blair, Jesse Treu, Brian Dovey, Nicole Vitullo, Brian Halak, Kim P. Kamdar and Dennis Podlesak disclaims beneficial ownership of the securities held by Domain Associates except to the extent of his or her pecuniary interest therein, if any. Dr. Kamdar is a member of our Board of Directors.

(4)

The foregoing information is based solely upon information contained in a Schedule 13GA filed with the SEC on January 6, 2017 filed by Drill A. Craig. Consists of (1) 1,363,000 shares of common stock held of record by Craig A. Drill, (2) 965,400 shares of common stock owned by Craig Drill Capital, L.P. and (3) 397,600 shares of common stock owned by Craig Drill Capital II, L.P. Craig Drill Capital, LLC is the general partner of Craig Drill Capital, L.P. Craig A. Drill is the managing director of Craig Drill Capital, LLC and shares voting and investment powers with respect to the shares held by Craig Drill Capital, LLC. Each of the reporting persons disclaims beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein, if any.

(5)

Consists of (1) 1,585,549 shares held by RMI Investments S.à.r.l. (“RMI Investments”) and options to purchase (2) 48,840 shares currently exercisable or exercisable within 60 days of April 21, 2017 held by Mr. Gorbachev. RMI LLC, the parent company of RMI Investments, and RMI Partners LLC, the management company of RMI LLC, may be deemed to beneficially own such shares. Mr. Gorbachev is a managing director at RMI Partners LLC and may be deemed to beneficially own such shares. Vladimir Gurdus is the general director of RMI Partners LLC and may be deemed to beneficially own such shares. Each of Messrs. Gorbachev and Gurdus share voting and investment power with respect to the securities held by RMI Investments. Each of RMI LLC, RMI Partners LLC, Mr. Gorbachev and Mr. Gurdus disclaims beneficial ownership of these securities, except to the extent of their respective pecuniary interest therein, if any. Mr. Gorbachev is a member of our Board of Directors.

(6)

The foregoing information is based solely upon information contained in a Schedule 13D filed with the SEC on January 13, 2016 filed by Ervington Investments Limited. Consists of 1,349,740 shares of common stock held of record by Ervington Investments Limited. Ervington Investments Limited, Greenleas International Holdings Ltd., and Harmony Trust Settlement all share voting and investment powers with respect to the shares held by Ervington Investments Limited.

(7)	Represents options to purchase 73,430 shares currently exercisable or exercisable within 60 days of April 21, 2017.
(8)	Represents options to purchase 47,219 shares currently exercisable or exercisable within 60 days of April 21, 2017.
(9)

George Mahaffey previously served as our Chief Executive Officer until his resignation on March 17, 2016.   As of April 21, 2017, Mr. Mahaffey does not beneficially own any shares of the Company’s common stock.

(10)	Represents options to purchase 179,554 shares currently exercisable or exercisable within 60 days of April 21, 2017.
(11)

Kenneth Locke previously served as our Chief Scientific Officer until his resignation on July 1, 2016.  As of April 21, 2017, Mr. Locke does not beneficially own any shares of the Company’s common stock.

(12)	Shares beneficially include options to purchase 693,364 shares currently exercisable or exercisable within 60 days of April 21, 2017 and 4,729,151 shares of common stock.

EXECUTIVE OFFICERS

Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers as of April 21, 2017.

Name	Age	Position
Susan A. Knudson	53	Chief Financial Officer
Maria Feldman	52	Vice President, Clinical Operations, Regulatory Affairs and Quality Assurance

Susan A. Knudson has served as Chief Financial Officer since July 2014. Ms. Knudson previously served as our Vice President of Finance and Administration since February 2009. Prior to joining Neothetics, Ms. Knudson served as Senior Director of Finance and Administration at Avera Pharmaceuticals from May 2002 to January 2009. Prior to May 2002, Ms. Knudson served as Director of Finance and Administration at MD Edge, Inc., a medical communications company, from October 2000 to April 2002. Prior to joining MD Edge, Ms. Knudson served as Assistant Director of Accounting at Isis Pharmaceuticals from April 2000 to October 2000. Ms. Knudson has also held senior positions at CombiChem, General Atomics and Deloitte & Touche. Ms. Knudson holds a B.A. in Accounting from the University of San Diego.

Maria Feldman has served as Vice President, Clinical Operations, Regulatory Affairs, and Quality Assurance since February 2016.  Ms. Feldman served as Senior Director of Clinical Research and Operations from March 2014 to February 2016 and consultant to Neothetics from December 2011 to February 2016. Prior to joining, Ms. Feldman was Senior Director of Regulatory Affairs at MediciNova, Inc., from 2004 to 2011. Prior to joining MediciNova, Inc., Ms. Feldman assumed various roles of increasing responsibility within Development Chemistry, Quality and Regulatory Affairs at Isis Pharmaceuticals, Inc., from 1991 to 2004. Ms. Feldman holds a B.A. in Chemistry from St. Olaf College.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the last fiscal year, except as set forth below, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Restricted Stock and Stock Option Awards

For information regarding stock option awards and other equity incentive awards granted to our named executive officers and directors, see "Election of Directors—Director Compensation" and "Compensation of Executive Officers."

Company Policy Regarding Related Party Transactions

Our Audit Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons, and any other persons whom our Board of Directors determines may be considered related parties, has or will have a direct or indirect material interest. If advanced approval is not feasible, the Audit Committee has the authority to ratify a related party transaction at the next Audit Committee meeting. For purposes of our Audit Committee charter, a material interest is deemed to be any consideration received by such a party in excess of $120,000 per year.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct our management to obtain on its behalf, all information that our committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by our committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of our committee. This approval authority may also be delegated to the Chairperson of the Audit Committee in respect of any transaction in which the expected amount is less than $500,000.

The Audit Committee or its Chairperson, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as our committee or the Chairperson determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in our best interest. No member of the Audit Committee may participate in any review, consideration, or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the Audit Committee will be required to provide all material information concerning the related party transaction to the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of reports provided to the Company pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, the Company believes that during fiscal year 2016, such SEC filing requirements were satisfied.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016:

Plan Category	Number of Securities to be Issued Upon Exercise of Awards		Weighted Average Exercise Price of Outstanding Awards	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	871,203	(1)	$2.95	2,712,254	(2)
Total:	871,203		2.95	2,712,254

(1)	Includes our 2007 Plan and our 2014 Equity Incentive Plan, or the 2014 Plan.
(2)

As of December 31, 2016, an aggregate of 2,276,079 shares of common stock were available for issuance under the 2014 Plan and an aggregate of 436,175 shares were available for grant under the 2014 Employee Stock Purchase Plan (the “ESPP”). To the extent outstanding awards under the 2007 Plan are forfeited, lapse unexercised or would otherwise have been returned to the share reserve under the 2007 Plan, the shares of common stock subject to such awards instead will be available for future issuance under the 2014 Plan. The 2014 Plan contains a provision for an automatic increase in the number of shares available for grant each January 1st until and including January 1, 2024, subject to certain limitations, by a number of shares equal to the lesser of 3% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or a number of shares set by our Board.  The ESPP contains a provision for an automatic increase in the number of shares available for issuance under the ESPP each January 1st and including January 1, 2024, subject to certain limitations, by a number of shares equal to the lesser of 1% of our common stock issued and outstanding on the immediately preceding December 31 or a number of shares set by our Board.

EXECUTIVE COMPENSATION

Our named executive officers which consists of our principal executive officer and the next two most highly compensated executive officers during 2016, are:

•	George W. Mahaffey, former President and Chief Executive Officer and Director;
•	Susan A. Knudson, Chief Financial Officer; and
•	Kenneth W. Locke, Ph.D.., former Chief Scientific Officer

2016 Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during the years ending December 31, 2016, 2015 and 2014. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all of our salaried employees.

Name and Principal Position	Year Ended December 31,	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($)	All Other Compensation ($)		Total ($)
George W. Mahaffey	2016	137,225	—	—	—	339,678	(1)	476,903
Former President and Chief Executive Officer and Director	2015	415,000	—	—	—	53,328	(1)	468,328
	2014	356,112	142,445	660,501	2,051,997	53,150	(1)	3,264,205

Susan A. Knudson	2016	281,197	59,052	19,170	—	1,010	(2)	360,429
Chief Financial Officer	2015	275,010	—	137,712	—	918	(2)	413,640
	2014	258,769	80,100	155,767	—	8,336	(2)	502,972

Kenneth W. Locke, Ph.D.,	2016	194,967	—	—	—	164,134	(3)	359,101
Former Chief Scientific Officer	2015	327.257	—	49,182	—	918	(3)	377,357
	2014	317,725	95,318	314,839	—	810	(3)	728,692

(1)

All Other Compensation for Mr. Mahaffey in 2016,  2015 and 2014 includes (a) payments for a corporate apartment of $7,204, $28,931 and $24,780, respectively, (b) payments for the lease of a company car of $1,234, $7,004 and $4,062, respectively, (c) reimbursement for commuting expenses of $2,446, $16,475 and $9,351, (d) premiums paid for group term life insurance of $252, $918 and $810, respectively, (e) severance payments of $328,542 in 2016, and (f) payout for unused vacation of $14,147 in 2014.

(2)

All Other Compensation for Ms. Knudson in 2016, 2015 and 2014 includes (a) premiums paid for group term life insurance of $1,010, $918 and $810, respectively, and (b) payout for unused vacation of $7,526 in 2014.

(3)

All Other Compensation for Dr. Locke in 2016, 2015 and 2014 includes (a) premiums paid for group term life insurance of $505, $918 and $810, respectively, and (b) severance payments of $163,629 in 2016.

Employment Arrangements

We previously entered into agreements with each of the named executive officers in connection with his or her employment with us. With the exception of his own arrangement, each of these employment agreements was negotiated on our behalf by our former Chief Executive Officer, with the oversight and approval of our Board of Directors.  In connection with the departures of Mr. Mahaffey and Dr. Krochmal, we entered into separate agreements providing for the termination of each of their employment agreements with us.

Our executive employment agreements provided for “at will” employment and set forth the terms and conditions of employment of  Susan A. Knudson, as our current named executive officer, including base salary, target annual bonus opportunity, and standard employee benefit plan participation. Our executive employment agreements were each subject to execution of our standard confidential information and invention assignment agreement.

George W. Mahaffey

We entered into an executive employment agreement with Mr. Mahaffey, our former President and Chief Executive Officer, dated October 15, 2014. Pursuant to the terms of this agreement, Mr. Mahaffey’s annual base salary for 2015 was $415,000 and Mr. Mahaffey was eligible to receive an annual discretionary target bonus of up to 40% of his annual base salary, prior to December 31, 2015. On March 17, 2016 we entered into a separation agreement with Mr. Mahaffey, whereby he is entitled to a severance package consisting of a payment equal to 12 months of his 2015 base salary payable in accordance with our regular payroll cycle beginning on the first regular payday following termination, payment by us of the premiums required to continue Mr. Mahaffey’s group health coverage for a period of 12 months following termination, and 12 months accelerated vesting of any outstanding equity awards.

Susan A. Knudson

We entered into an executive employment agreement with Ms. Knudson, our Chief Financial Officer, dated October 15, 2014. Pursuant to the terms of this agreement, Ms. Knudson’s annual base salary for 2016 was $283,260 and Ms. Knudson is eligible to receive an annual discretionary target bonus of up to 30% of her annual base salary. In the event that Ms. Knudson is terminated by us without cause or if she resigns for good reason, she will be entitled to a severance package consisting of (a) a payment equal to six months of her then in effect base salary payable in accordance with our regular payroll cycle beginning on the first regular payday occurring 60 days following the termination date and (b) payment by us of the premiums required to continue Ms. Knudson’s group health coverage for a period of six months following termination. In the event Ms. Knudson is terminated within 12 months following a change in control, she will be entitled to the severance package described in (a) and (b), except that the severance payment shall be increased to 12 months and payable in a lump sum and continuation of health coverage premiums shall also be increased to 12 months, and she will receive full acceleration of all unvested equity awards under the 2007 Plan and 2014 Plan.

Kenneth W. Locke, Ph.D.,

We entered into an executive employment agreement with Dr. Locke, our former Chief Scientific Officer, dated October 15, 2014. Pursuant to the terms of this agreement, Dr. Locke’s annual base salary for 2016 was $327,257 and Dr. Locke was eligible to receive an annual discretionary target bonus of up to 30% of his annual base salary.  On July 1, 2016 we entered into a separation agreement with Dr. Locke, whereby he is entitled to a severance package consisting of a payment equal to six months of his 2016 base salary payable in accordance with our regular payroll cycle beginning on the first regular payday occurring 60 days following the termination date and payment by us of the premiums required to continue Dr. Locke’s group health coverage for a period of six months following termination.

Compensation Recovery Policies

Our Board of Directors and the Compensation Committee have not determined whether they would attempt to recover bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated, or found not to have been met to the extent originally believed by the Board of Directors or the Compensation Committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Employee Benefit and Equity Incentive Plans

Stock Compensation Plans

The Company initially adopted the 2007 Plan in March 2007, under which 1,271,360 shares of common stock were reserved for issuance to employees, non-employee directors, and consultants of the Company. Following the completion of our initial public offering, or IPO, we ceased granting any additional awards under our 2007 Plan. Instead, we will grant equity awards under our 2014 Plan Equity Incentive Plan, or 2014 Plan.

With respect to options granted to employees under the 2007 Plan, in general, the options vest 25% on the first anniversary of the option’s vesting commencement date, with the remainder vesting ratably over the next thirty-six months, subject to the optionee’s continued service through each applicable vesting date. No stock purchase rights are outstanding under the 2007 Plan. The standard form of award agreement under our 2007 Plan provides that the participants may exercise all vested and unvested options, provided that the unvested options are subject to a repurchase right in favor of us which lapses based on the vesting schedule of the option award. In addition, our standard option awards provide for a “double trigger” acceleration of vesting upon certain terminations occurring within eighteen months following a termination of service after a change of control or similar transaction.

On September 15, 2014, our Board of Directors adopted, and our stockholders approved, the 2014 Plan. We intend to use the 2014 Plan to provide incentives that will assist us to attract, retain, and motivate employees, including officers, consultants, and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, RSUs, performance shares, and units and other cash-based or share-based awards. In addition, the 2014 Plan contains a mechanism through which we may adopt a deferred compensation arrangement in the future.

A total of 1,000,000 shares of our common stock was initially authorized and reserved for issuance under the 2014 Plan. Therefore, this reserve will automatically increase on each January 1 through 2024, by an amount equal to the smaller of:

•	4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and
•	an amount determined by our Board of Directors.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2014 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the 2014 Plan.

The 2014 Plan generally will be administered by the Compensation Committee of our Board of Directors. Subject to the provisions of the 2014 Plan, the Compensation Committee will determine in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The Compensation Committee will have the authority to construe and interpret the terms of the 2014 Plan and awards granted under it. The 2014 Plan provides, subject to certain limitations, for indemnification by us of any director, officer, or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2014 Plan.

The 2014 Plan will authorize the Compensation Committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of common stock on the date of grant in exchange for new options or other equity awards with exercise prices equal to the fair market value of the underlying common stock on the date of grant or a cash payment.

In the event of a change in control as described in the 2014 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2014 Plan or substitute substantially equivalent awards. The Compensation Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board of Directors who are not employees will automatically be accelerated in full. Any awards that are not assumed, continued, or substituted for in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. Notwithstanding the foregoing, except as otherwise provided in an award agreement governing any award, as determined by the Compensation Committee, any award that is not assumed, continued, or substituted for in connection with a change in control shall, subject to the provisions of applicable law, become fully vested and exercisable and/or settleable immediately prior to, but conditioned upon, the consummation of the change in control. The 2014 Plan will also authorize the Compensation Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

The 2014 Plan will continue in effect until it is terminated by our Board of Directors, provided, however, that all awards will be granted, if at all, within ten years of its effective date. The Board of Directors may amend, suspend or terminate the 2014 Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

2014 Employee Stock Purchase Plan

On November 4, 2014, our Board of Directors adopted, and our stockholders approved, our 2014 Employee Stock Purchase Plan, or 2014 ESPP.

A total of 170,000 shares of our common stock was initially authorized and reserved for issuance under the 2014 ESPP. In addition, our 2014 ESPP provides for annual increases in the number of shares available for issuance under the 2014 ESPP on each January 1 through 2024, equal to the smallest of:

•	1% of the issued and outstanding shares of our common stock on the immediately preceding December 31; or
•	such other amount as may be determined by our Board of Directors.

The Compensation Committee of our Board of Directors will administer the 2014 ESPP and have full authority to interpret the terms of the 2014 ESPP. The 2014 ESPP provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all judgments, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2014 ESPP.

In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.

Our 2014 ESPP will continue in effect until terminated by the administrator. The Compensation Committee has the authority to amend, suspend, or terminate our 2014 ESPP at any time.

Perquisites, Health and Retirement Benefits

Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees.

Except as described below, we currently have no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

401(k)

We maintain a tax-qualified salary deferral retirement plan, or the 401(k) Plan, that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. The 401(k) Plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees. Eligible employees are able to participate in the 401(k) Plan following the date they meet the plan’s eligibility requirements, which is generally the first day of the first month following the eligible employee’s start date. Eligible employees are able to defer (on a pre-tax basis) a portion of their eligible compensation subject to applicable annual Code and plan limits. Participants are 100% vested in their deferrals. Both employee deferrals and company contributions are allocated to individual participant accounts, and then are invested in investment alternatives selected by each participant. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, all contributions are deductible by us when made, and those contributions and any earnings thereon are not taxable (other than Roth contributions) to the employees until distributed from the 401(k) Plan.

Outstanding Option Awards at December 31, 2016

The following table sets forth information regarding outstanding option awards held by our named executive officers at December 31, 2016.

		Option Awards
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Options Exercise Price	Option Expiration Date
Name	Grant Date	Exercisable	Unexercisable
George W. Mahaffey(1)	—	—	—	$—	—
Susan A. Knudson	February 11, 2010 (3)	30,718	—	$1.22	February 11, 2020
	February 6, 2014(4)	33,265	—	$1.34	February 6, 2024
	July 17, 2014(2)	24,964	—	$4.58	July 17, 2024
	February 10, 2015(4)	45,607	—	$6.79	February 10, 2025
	February 4, 2016(4)	45,000	—	$0.97	February 4, 2026
Kenneth W. Locke(5)	—	—	—	$—	—

(1)	George Mahaffey previously served as our Chief Executive Officer until his resignation on March 17, 2016. As of December 31, 2016, Mr. Mahaffey did not hold any outstanding option awards.
(2)

The stock option grant vests as to 25% of the shares subject to the option on the first anniversary and the remaining unvested shares shall vest in 36 monthly installments thereafter. The option is immediately exercisable, although shares issued upon exercise of any unvested options are subject to repurchase in accordance with the terms of the grant unless and until vested.

(3)	The stock option is fully vested and immediately exercisable.
(4)

The stock option grant vests over 48 months in equal monthly installments. The option is immediately exercisable, although shares issued upon exercise of any unvested options are subject to repurchase in accordance with the terms of the grant unless and until vested.

(5)	Kenneth Locke previously served as our Chief Scientific Officer until his resignation on July 1, 2016. As of December 31, 2016, Mr. Locke did not hold any outstanding option awards.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. Our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

•	Any breach of their duty of loyalty to the corporation or its stockholders;
•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	Unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	Any transaction from which the director derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated bylaws also provide that we will indemnify our directors, officers, employees, and other agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers are eligible to receive severance and change in control benefits under the terms of their employment agreements described above under “—Employment Agreements.” Additionally, stock options granted to our named executive officers are subject to the change in control provisions set forth in the 2014 Plan and the 2007 Stock Plan, as applicable and as further described above under “—Employee Benefit and Equity Incentive Plans.”

DIRECTOR COMPENSATION

Since our founding in 2007, and prior to our IPO, in 2014, we had no formal director compensation program, nor did we compensate members of our Board of Directors, except as described below.

In connection with, and effective upon, our IPO in 2014, we implemented a compensation program for our non-employee directors (the “Non-Employee Director Compensation Program”).  In June 2015, our Board of Directors approved a compensation policy for our non-employee directors to adjust compensation based upon current market rates and this policy remained in effect for the fiscal year ended December 31, 2016. Below is the report from the peer market review and updated compensation:

•	Each non-employee director will receive an annual cash retainer in the amount of $35,000 per year.
•	The Lead Independent Director will receive an additional annual cash retainer in the amount of $17,500 per year.
•

The chairperson of the Audit Committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Audit Committee.

•

The chairperson of the Compensation Committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Compensation Committee.

•

The chairperson of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $7,500 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee will receive additional annual cash compensation in the amount of $3,500 per year for such member’s service on the Nominating and Corporate Governance Committee.

Under the current Non-Employee Director Compensation Program, each non-employee directors will receive a stock option grant with an initial grant equal to a cash value of $125,000 in shares of our common stock upon a director’s initial appointment or election to our Board of Directors, vesting quarterly over a 3 year period and an annual stock option grant equal to a cash value of $65,000 in shares of our common stock on the date of each annual stockholder’s meeting thereafter, beginning in 2016, fully vesting in one year from the date of grant.

In connection with the formation of the Operating Committee, the Compensation Committee approved the compensation for services provided by each member. Each committee member was given the option of immediate payment equal to $20,000 either in cash or stock option grant equal to $20,000 divided by the 30-day average closing price. The exercise price of the option is the closing price on the date of grant.  Additionally, the committee members were to receive payment for future services beginning April 1, 2016.  A payment of $30,000 to be paid in cash in three equal quarterly amounts or stock options vesting in three equal quarterly amounts beginning on June 30, 2016, with an exercise price equal to the closing price on date of grant and the number of shares underlying the options to be determined by dividing the amount of compensation by the 30-day average closing price. The compensation for members of the Operating Committee for services performed in 2017 is currently under review by the Compensation Committee and adjustments to compensation for these services are expected to be determined by the Compensation Committee by mid-2017.

The table below sets forth the compensation (cash and equity) received by our non-employee directors during the year ended December 31, 2016. Fees are prorated based on length of service for independent directors serving a portion of the year.

Director Compensation Table

The following table summarizes director compensation during the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Other Compensation ($)(2)	Totals ($)
Kim P. Kamdar, Ph.D.	70,694	24,253(3)	—	94,947
Maxim Gorbachev	43,500	5,921	—	49,421
Martha J. Demski	57,382	24,253(3)	—	81,635
Jeffrey M. Nugent	49,306	16,981(3)	20,000	94,947

(1)

Amount reflects the aggregate grant date fair value of options granted during 2016 computed in accordance with ASC Topic 718 Stock Compensation, as used by analogy for non-employees. The assumptions used in the valuation of these awards are set forth in Note 6 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	Includes cash payments made for compensation for operating committee duties.
(3)	Includes equity compensation payments made for operating committee duties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2016, the Compensation Committee consisted of Martha J. Demski, Maxim Gorbachev and Jeffrey M. Nugent (Chair). All of the members of the Compensation Committee are non-employee directors. No member of our Compensation Committee is or has at any time during the past year been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The audit committee oversees the company’s financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements for the fiscal year ended December 31, 2016, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. In addition, the audit committee has discussed with Ernst & Young LLP, its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016. The audit committee and the company’s Board of Directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2017.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee met four times in 2016. This report for 2016 is provided by the members of the Audit Committee of the Board.

THE AUDIT COMMITTEE

Martha J. Demski (Chair)

Kim P. Kamdar, Ph.D.

Jeffrey M. Nugent

Principal Accountant Fees and Services

The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and is asking our stockholders to ratify this appointment.

In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

The following table presents the fees for professional audit services and other services rendered by Ernst & Young LLP for 2016 and 2015.

	Fiscal Year 2016	Fiscal Year 2015
Audit Fees(1)	$256,209	$452,777
Audit-Related Fees	N/A	N/A
Tax Fees	N/A	N/A
All Other Fees	N/A	N/A
Total	$256,209	$452,777

(1)

Audit Fees represent fees and out-of-pocket expenses whether or not yet invoiced for professional services provided in connection with the audit of the Company’s financial statements, the review of our registration statement on Form S-3, the review of the Company’s quarterly financial statements, and audit services provided in connection with other regulatory filings.

Pre-Approval Policies and Procedures

The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by our independent registered public accounting firm and establishes and pre-approves the aggregate fee level for these services.  Any proposed services that would cause us to exceed the pre-approved aggregate fee amount must be pre-approved by the Audit Committee.  All audit services for 2016 were pre-approved by the Audit Committee.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of one Class III director to serve for a three-year term until our Annual Meeting of Stockholders in 2020 and until her successor is elected and qualified. The Board has unanimously nominated Kim P. Kamdar, Ph.D. for election to the Board as a Class III director. The nominee has indicated that she is willing and able to serve as a director. If Dr. Kamdar becomes unable to serve, or for good cause will not serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting.

The Class III director will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting assuming a quorum is present, which means that the director nominee receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no effect on the election of directors. Stockholders do not have cumulative voting rights in the election of directors.

The Board unanimously recommends a vote “FOR” the election of Kim P. Kamdar Ph.D. as a Class III director.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Dr. Kamdar.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

In the event our stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company’s stockholders.

Voting and Board of Directors’ Recommendation

The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered present and entitled to vote with respect to this proposal and will, therefore, be treated as votes against this proposal. Broker non-votes with respect to this proposal will not be considered as present and entitled to vote on the proposal, which will therefore reduce the number of affirmative votes needed to approve this proposal.

The Board unanimously recommends a vote “FOR” Proposal 2.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 750-1008 or by mail at 9171 Towne Centre Drive, Suite 250, San Diego, CA 92122. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS:

San Diego, California

April 28, 2017

NEOTHETICS, INC.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF NEOTHETICS, INC.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2017 Annual Meeting of Stockholders and Proxy Statement dated April 28, 2017, in connection with the 2017 Annual Meeting of Stockholders of Neothetics, Inc. to be held at 8:30 a.m., PDT, on Thursday, June 20, 2017 at DLA Piper LLP, located at 4365 Executive Drive, Suite 1100, San Diego, California 92121, and hereby appoints Susan A. Knudson, (with full power to act alone), the attorneys and proxies of the undersigned, with the power of substitution, to appear for and vote all shares of the Common Stock of Neothetics, Inc. registered in the name provided herein which the undersigned is entitled to vote, at the 2017 Annual Meeting of Stockholders, and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as indicated below hereof on the proposals set forth in said Proxy.

SEE BELOW FOR ALL PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes. Please mark, date and return this card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET.

☒ Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposal 1.

1. Election of one Class II Director (or if any nominee is not available for election, such substitute as the Board of Directors may designate) for a three year term and until her successor is duly elected and qualified.

NOMINEE:	01. Kim P. Kamdar, Ph.D.

☐ FOR THE NOMINEE	☐ WITHHOLD AUTHORITY FOR NOMINEE

TO VOTE “FOR THE NOMINEE” OR TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE MARK THE APPROPRIATE BOX ABOVE.

2. Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

☐ FOR	☐ AGAINST	☐ ABSTAIN

As of the time of preparation of the Proxy Statement and this Proxy, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting of Stockholders and the Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the proxies will vote on such matters according to their discretion and best judgment.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this proxy will be voted FOR THE NOMINEE in Proposal No. 1 and FOR Proposal No. 2.  This Proxy may be revoked by the undersigned at any time prior to the time it is voted by any of the means described in the accompanying Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Date:
Signature:
Signature:

NOTE: Please insert date and sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or officer or other authorized person on behalf of a corporation or other entity, or in another representative capacity, please give full title as such under signature(s).

Voting Instructions

You may vote your proxy in the following ways:

•	Via Internet:
•	Login to www.pstvote.com/neothetics2017
•	Enter your control number (12 digit number located below)
•	Via Mail:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on June 19, 2017. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.